EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 16, 2018 in the Amendment No. 2 to the Registration Statement (File No. 333-223946) and related Prospectus of Guggenheim Defined Portfolios, Series 1758.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP

Chicago, Illinois
May 16, 2018